Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Esquire Financial Holdings, Inc. of our report dated March 13, 2026, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Esquire Financial Holdings, Inc. for the year ended December 31, 2025.

                                                                                     /s/ Crowe LLP
                                                                                    Crowe LLP

Livingston, New Jersey
August 3, 2026